UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 30, 2008

IDENTIPHI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13809 Research Blvd, Suite 275

Austin, Texas 78750

(Address of principal executive offices)

(512) 492-6220

(Registrant’s telephone number, including area code)

(Registrant’s former name and former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “IdentiPHI” refer to IdentiPHI, Inc., a Delaware corporation.

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2008, we entered into a Renewal, Modification and Extension of Promissory Note agreement with respect to the March 12, 2008, promissory note we issued to Zaychan Pty Limited, an Australian corporation, for an aggregate principal amount of up to AUD$1.75 million. Under the terms of the renewal agreement, the new aggregate principal amount of the promissory note, which includes accrued interest to date, is USD$1.7 million and will accrue interest at a rate of 8.0% per annum. The maturity date of the principal and accrued but unpaid interest under the promissory note has been extended from June 29, 2008, and now becomes due and payable on the earlier of July 31, 2008, or upon the closing of an equity financing of at least US$5.0 million. Our obligations under the promissory note continue to be secured by all of our assets.

In connection with the renewal agreement, Zaychan assigned the promissory note and the warrants Zaychan received in connection with the promissory note to Key Ovation, LLC, a Texas limited liability company. In addition, we entered into a Security Agreement with Key Ovation pursuant to which we granted a security interest in all of our assets to Key Ovation to secure performance and payment of our obligations under the promissory note. The term of the security agreement continues until all amounts owed under the promissory note have been paid to Key Ovation. The security agreement contains customary terms and conditions, including that we maintain customary insurance with respect to our assets and that we reimburse Key Ovation for its costs and expenses in connection with the security agreement. We will be in default under the security agreement if we fail to pay amounts under the promissory note when due or if we materially breach our covenants or obligations under the security agreement. If an event of default occurs under the security agreement Key Ovation will have the rights and remedies of a secured party under applicable law, which may include the right to take possession of and sell, lease or otherwise dispose of certain of the collateral in a commercially reasonable manner.

Chris Linegar, a beneficial owner of more than 10% of our common stock, is a principal of Zaychan and is also the principal member of Key Ovation. Peter A. Gilbert, our Vice Chairman and Senior Vice President of Sales and Marketing, and Mark A. Norwalk, our Chief Technology Officer, are minority members of Key Ovation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIPHI, INC.

Dated: July 2, 2008	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer

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